Exhibit 10.17

NATIONAL STORAGE AFFILIATES TRUST
2015 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS AGREEMENT is made by and between National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company"), and [●] (the "Grantee"), dated as of the [●] day of [●], 201[●].
WHEREAS, the Company maintains the National Storage Affiliates Trust 2015 Equity Incentive Plan (the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan); and
WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Share Units ("RSUs") (also generally known and referred to under the Plan as Phantom Shares) to individuals and persons who provide services to the Company; and
WHEREAS, the Grantee is an Eligible Person; and
WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its shareholders to grant RSUs to the Grantee subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of RSUs.
The Company hereby grants the Grantee [●] RSUs. The RSUs are subject to the terms and conditions of this Agreement, and are further subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.
2.    Restrictions and Conditions.
The RSUs awarded pursuant to this Agreement and the Plan shall be subject to the terms and conditions set forth in this Paragraph 2.

(a)
Subject to clauses (b), (c) and (d) below, the period of restriction with respect to RSUs granted hereunder (the "Restriction Period") shall begin on the date hereof and lapse, if and as service continues, with respect to [●] of the RSUs granted hereunder, on each of the first [●] anniversaries of the date hereof.

(b)	Subject to clauses (c) and (d) below, upon the Grantee's Termination of Service by the Company for any reason during the Restriction Period, all RSUs still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

(c)
Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Committee, and the termination of such successor service shall be treated as the applicable termination.

3.	Voting and Other Rights.
The Grantee shall have no rights of a shareholder (including the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to Shares that have been issued. [Notwithstanding the foregoing, a Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each RSU, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company's common shareholders, as set forth below. All Dividend Equivalent Rights (if any) payable on an RSU during the Company's fiscal year shall be accumulated and paid to the Grantee within the first 30 days of the next succeeding fiscal year. Under no circumstances shall the Grantee be entitled to receive both a distribution and a Dividend Equivalent Right with respect to an RSU (or its associated Share).]
4.    Settlement.
Unless otherwise determined by the Committee at the time of payment, each vested and outstanding RSU shall be settled in one Common Share of the Company. Such settlement shall occur on [●] (either by delivering one or more certificates for such Share or by entering such Share in book‑entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSUs. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the Shares are issued. The Grantee shall have no further rights with respect to any RSUs that are paid in accordance with this Paragraph 4. For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan relating to the settlement of RSU, the terms of this Paragraph 4 shall govern.
5.    Miscellaneous.

(a)
The value of an RSU may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the RSUs. If the value of such RSUs decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under this Agreement and the Plan.

(b)
Participation in the Plan confers no rights or interests other than as herein provided. With respect to this Agreement, (i) the RSUs are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee. The award of RSUs is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may in good faith interpret this Agreement and the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee in accordance with the foregoing provisions of this Paragraph 5(d) shall be final and binding upon all persons.

(e)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the

Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 5(e).

(f)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)
If requested by the Grantee, the Company shall withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law and shall take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee shall permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the RSUs; provided, however, that no Common Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered Common Shares.

(h)
Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that the RSU or the Plan is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate this Agreement and the Plan and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(i)
The terms of this Agreement shall be binding upon the Grantee and upon the Grantee's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

(j)
Unless otherwise permitted in the sole discretion of the Committee, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or Shares on its books nor will any Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(k)
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the Grantee's employment or other service at any time.

(l)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(m)
This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(n)	Except as otherwise provided in the Plan or clause (h) above, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.
NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:

_______________________________________
[GRANTEE]